INDEMNIFICATION AGREEMENT


          This Indemnification Agreement is entered into this 17th day of March, 1997, by and between Lyric Energy, Inc., a Colorado corporation ("Lyric") and Stahl Petroleum Company, a Texas corporation ("SPC").

          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. SPC shall indemnify and hold Lyric harmless from, against and in respect to (and shall on demand reimburse Lyric for) any and all damages, losses, obligations, liabilities, claims, encumbrances, liens, deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding) suffered, sustained, incurred or required to be paid by Lyric arising from or in any way relating to the civil action entitled Crouch Enterprises, Inc. vs. G.E. Stahl, et al., Case No.78,460-A, in the 47th District Court of Potter County, Texas and any and all collateral or subsequent suits, actions, claims or proceedings relating to the subject matter of such civil action.

          2. Lyric shall promptly notify SPC in writing of any claim which is subject to the indemnification set forth in the foregoing paragraph.

          3. SPC shall be required to control the defense of any such claims and all related settlement negotiations and Lyric agrees to fully cooperate with SPC therein.

          4. This Indemnification Agreement shall be effective upon the conversion of the Restated Convertible Promissory Note of Lyric dated as of February 4, 1997 and shall be of no force or effect unless and until such conversion occurs.

          IN WITNESS WHEREOF, the parties have executed this Indemnification Agreement as of the date first above written.


STAHL PETROLEUM                    LYRIC ENERGY, INC., a Colorado
CORPORATION, a Texas corporation   corporation


By:      /s/ G.E. Stahl            By:       /s/ G.E. Stahl
         G.E. Stahl, President              G.E. Stahl, President